Exhibit 99(a)
News Release
Integra Bank Corporation Reports 2008 Results
EVANSVILLE, INDIANA — March 2, 2009 — Integra Bank Corporation (Nasdaq Global Market: IBNK) today reported financial results for 2008.
The net loss for 2008 was $110.9 million, or $5.39 per share, compared to net income of $30.7 million or $1.55 per share in 2007. The 2008 results include goodwill impairment of $122.8 million, a provision for loan losses of $65.8 million, other than temporary securities impairment (“OTTI”) of $10.6 million and a state income tax valuation allowance of $3.2 million. Results for 2007 included a provision for loan losses of $4.2 million, OTTI of $2.7 million and no goodwill impairment or state tax valuation allowance. The net interest margin for 2008 was 3.18% for 2008, compared to 3.46% in 2007. Non-performing assets totaled $170.3 million at December 31, 2008, up from $25.6 million at December 31, 2007. The net charge-off ratio for all of 2008 was 1.19%.
The net loss for the fourth quarter of 2008 was $81.6 million, or $(3.97) per diluted share, while the pre-tax loss was $110.5 million. The pre-tax loss for the fourth quarter of 2008 was largely attributable to the goodwill impairment charges of $74.8 million and the provision for loan losses of $38.2 million.
The increased provision was primarily allocated to commercial real estate and construction land and development loans which represented 81% of total non-performing loans. The provision for loan losses exceeded net charge-offs by $22.7 million for the fourth quarter of 2008.
The allowance to total loans increased 89 basis points during the fourth quarter to 2.59% at December 31, 2008, while annualized net charge-offs increased 117 basis points to 2.48%. Non-performing loans increased to $150.9 million, or 6.06% of total loans, compared to 3.46% at September 30, 2008, while the allowance to non-performing loans decreased from 49% to 43% for the same dates. Non-performing assets increased to $170.3 million, compared to $92.4 million at September 30, 2008.
“The past year has been a difficult one for the industry, including Integra Bank Corporation,” stated Mike Vea, Chairman, President and CEO. “We have suffered from the challenges in the real estate market, especially residential construction in Chicago, which significantly contributed to our unsatisfactory results for 2008. As the real estate market continued to weaken we addressed these issues head on by aggressively recognizing non-accrual loans and building reserve levels. We will continue to take decisive actions with respect to building reserves and capital, improving credit quality and reducing risk and returning to profitability”, Vea added.
In February 2009, the Company was approved to participate in the U.S. Department of Treasury’s TARP Capital Purchase Program and received funding of $83.6 million for an investment in the form of senior preferred stock and related warrants to purchase common stock on the standard terms and conditions of the program. The senior preferred stock bears a five percent dividend for each of the first five years of the investment, and nine percent thereafter, unless the shares are redeemed. The shares are callable at par at any time subject to prior consultation with the Company’s federal banking regulator. The Treasury Department also received a 10-year warrant to purchase 7,418,876 shares of common stock.

Net interest income was $21.4 million for the fourth quarter of 2008, compared to $23.9 million for the third quarter of 2008, while the net interest margin declined 36 basis points to 2.86%. Approximately 18 basis points of the 36 basis point decline in the margin was due to the increased level of nonaccrual loans.
Low cost deposits, which include non-interest checking, NOW and savings deposits, increased $8.4 million, or 3.9% annualized. Retail certificates of deposit increased $22.9 million, or 10.0% annualized, brokered certificates of deposit increased $70.1 million, or 127% annualized and money market balances declined $36.0 million, or 39.0% annualized. Integra funded the majority of its loan growth by using longer-term brokered deposits, retail certificates and Term Auction Facility borrowings. The use of longer-term funding extended maturities, thereby improving Integra’s liquidity position, but had a negative impact on the net interest margin.
Commercial loan average balances increased $60.7 million in the fourth quarter of 2008, or 13.6% on an annualized basis. This included growth in commercial real estate of $56.1 million, or 18.0% annualized, and commercial and industrial of $4.6 million, or 3.4% annualized. The growth in commercial real estate came primarily from commitments made prior to the fourth quarter of 2008.
Non-interest income was $5.8 million for the fourth quarter of 2008 and included a $4.3 million other than temporary impairment charge on three trust preferred investment securities.
Non-interest expense for the fourth quarter of 2008 was $99.6 million, including $74.8 million of goodwill impairment. Although goodwill impairment reduces earnings, it is a non-cash charge and has no impact on regulatory capital levels.
The income tax benefit for the fourth quarter of 2008 was $28.9 million. The tax benefit was a result of lower than projected 2008 net and taxable income, coupled with the fourth quarter loss, the impact of low income housing tax credits and tax free loan, municipal security and bank-owned life insurance income, partially offset by a $3.2 million state income tax valuation allowance.
Integra Bank’s ratios remain above the regulatory minimum for well capitalized status. Integra’s capital ratios remain within the regulatory requirements for being adequately capitalized and are within internal policy guidelines.
Conference Call
Integra executive management will hold a conference call to discuss the contents of this news release, business highlights and its financial outlook on, Monday, March 2, 2009, at 8:00 a.m. CT. The telephone number for the conference call is (877) 741-4249, confirmation code 4313310. The conference call will also be available by webcast at http://www.integrabank.com.
About Integra
Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of December 31, 2008, Integra has $3.4 billion in total assets and operates 80 banking centers and 136 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Safe Harbor
Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the adverse effects of the current recession in the markets in which Integra does business; (2) changes in the interest rate environment that reduce the net interest margin; (3) unanticipated additional charge-offs and loan loss provisions; (4) the ability of Integra to maintain required capital levels and adequate sources of funding and liquidity; (5) the impact of problems affecting issuers of investment securities Integra holds (6) changes and trends in capital markets; (7) competitive pressures among depository institutions that increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation that adversely affect Integra or the business in which Integra is engaged; (11) ability to attract and retain key personnel; (12) ability to secure confidential information through the use of computer systems and telecommunications network; and (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity, and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.
Contacts:
Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, EVP-Chief Operating Officer and Chief Financial Officer — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677
Web site:
http://www.integrabank.com

Summary Operating Results Data
Here is a summary of Integra’s fourth quarter 2008 operating results:
Net income (loss) of $(81.6) million for fourth quarter 2008
•	Compared with $(33.3) million for the third quarter 2008
•	Compared with $5.8 million for fourth quarter 2007
Diluted net income (loss) per share of $(3.97) for fourth quarter 2008
•	Compared with $(1.62) for the third quarter 2008
•	Compared with $0.28 for fourth quarter 2007
Return on assets of (9.57)% for fourth quarter 2008
•	Compared with (3.93)% for third quarter 2008
•	Compared with 0.69% for fourth quarter 2007
Return on equity of (119.82)% for fourth quarter 2008
•	Compared with (41.36)% for third quarter 2008
•	Compared with 6.99% for fourth quarter 2007
Net interest margin of 2.86% for fourth quarter 2008
•	Compared with 3.22% for third quarter 2008
•	Compared with 3.42% for fourth quarter 2007
Allowance for loan losses of $64.4 million or 2.59% of loans at December 31, 2008
•	Compared with $41.8 million or 1.70% at September 30, 2008
•	Compared with $27.3 million or 1.18% at December 31, 2007
•	Equaled 42.7% of non-performing loans at December 31, 2008, compared with 49.0% at September 30, 2008 and 120.3% at December 31, 2007
Non-performing loans of $150.9 million or 6.06% of loans at December 31, 2008
•	Compared with $85.2 million or 3.46% of loans at September 30, 2008
•	Compared with $22.7 million or 0.98% at December 31, 2007
Annualized net charge-off rate of 2.48% for fourth quarter 2008
•	Compared with 1.31% for third quarter 2008
•	Compared with 0.25% for fourth quarter 2007

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
ASSETS	2008	2007
Cash and due from banks	$62,354	$72,360
Federal funds sold and other short-term investments	419	3,630
Loans held for sale (at lower of cost or market value)	5,776	5,928
Securities available for sale	561,739	582,954
Securities held for trading	—	53,782
Regulatory stock	29,155	29,179
Loans:
Commercial loans	1,850,043	1,604,785
Consumer loans	432,183	423,481
Mortgage loans	208,017	283,112
Less: Allowance for loan losses	(64,437)	(27,261)

Net loans	2,425,806	2,284,117
Premises and equipment	48,500	50,552
Goodwill	—	123,050
Other intangible assets	9,928	11,652
Other assets	213,423	132,922

TOTAL ASSETS	$3,357,100	$3,350,126

LIABILITIES
Deposits:
Non-interest-bearing demand	$284,032	$265,554
Savings & interest checking	600,374	516,925
Money market	301,411	401,098
Certificates of deposit and other time deposits	1,154,375	1,156,560

Total deposits	2,340,192	2,340,137
Short-term borrowings	415,006	272,270
Long-term borrowings	360,917	376,707
Other liabilities	36,194	33,208

TOTAL LIABILITIES	3,152,309	3,022,322

SHAREHOLDERS’ EQUITY
Preferred stock — 1,000 shares authorized — None outstanding
Common stock — $1.00 stated value — 29,000 shares authorized	20,749	20,650
Additional paid-in capital	208,732	206,991
Retained earnings	(15,754)	104,913
Accumulated other comprehensive income (loss)	(8,936)	(4,750)

TOTAL SHAREHOLDERS’ EQUITY	204,791	327,804

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,357,100	$3,350,126

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
INTEREST INCOME
Interest and fees on loans and leases	$33,235	$35,201	$35,777	$38,782	$43,217
Interest and dividends on securities available for sale	6,811	6,605	6,909	7,267	7,313
Interest on securities held for trading	—	—	45	525	364
Dividends on regulatory stock	103	385	409	376	345
Interest on loans held for sale	85	88	90	103	85
Interest on federal funds sold and other investments	10	26	30	38	60

Total interest income	40,244	42,305	43,260	47,091	51,384

INTEREST EXPENSE
Interest on deposits	13,532	12,888	12,851	16,392	19,251
Interest on short-term borrowings	1,447	1,995	1,955	2,166	2,501
Interest on long-term borrowings	3,828	3,562	3,288	5,015	4,977

Total interest expense	18,807	18,445	18,094	23,573	26,729

NET INTEREST INCOME	21,437	23,860	25,166	23,518	24,655
Provision for loan losses	38,169	17,978	6,003	3,634	2,280

Net interest income after provision for loan losses	(16,732)	5,882	19,163	19,884	22,375

NON-INTEREST INCOME
Service charges on deposit accounts	5,436	5,884	5,059	4,699	5,283
Trust income	470	573	554	559	587
Debit card income-interchange	1,281	1,358	1,376	1,243	1,284
Other service charges and fees	1,142	1,103	1,315	1,579	1,039
Securities gains (losses)	(4,309)	13	(6,299)	24	(2,718)
Gain (Loss) on sale of other assets	(3)	(47)	(12)	—	48
Other	1,742	1,300	1,019	2,630	2,015

Total non-interest income	5,759	10,184	3,012	10,734	7,538

NON-INTEREST EXPENSE
Salaries and employee benefits	11,442	12,125	12,446	12,394	12,104
Occupancy	2,657	2,621	2,541	2,560	2,461
Equipment	875	974	955	928	965
Professional fees	1,816	1,390	1,317	1,218	1,743
Communication and transportation	1,248	1,223	1,371	1,222	1,232
Goodwill impairment	74,824	48,000	—	—	—
Other	6,706	5,854	5,547	5,799	4,866

Total non-interest expense	99,568	72,187	24,177	24,121	23,371

Income (Loss) before income taxes	(110,541)	(56,121)	(2,002)	6,497	6,542
Income taxes expense (benefit)	(28,919)	(22,794)	(1,103)	1,524	727

NET INCOME (LOSS)	$(81,622)	$(33,327)	$(899)	$4,973	$5,815

Earnings (Loss) per share:
Basic	$(3.97)	$(1.62)	$(0.04)	$0.24	$0.28
Diluted	(3.97)	(1.62)	(0.04)	0.24	0.28

Weighted average shares outstanding:
Basic	20,569	20,567	20,554	20,537	20,535
Diluted	20,569	20,567	20,554	20,544	20,542

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans and leases	$33,235	$43,217	$142,995	$160,419
Interest and dividends on securities available for sale	6,811	7,313	27,592	29,391
Interest on securities held for trading	—	364	570	364
Dividends on regulatory stock	103	345	1,273	1,286
Interest on loans held for sale	85	85	366	235
Interest on federal funds sold and other investments	10	60	104	225

Total interest income	40,244	51,384	172,900	191,920

INTEREST EXPENSE
Interest on deposits	13,532	19,251	55,663	73,742
Interest on short-term borrowings	1,447	2,501	7,563	9,431
Interest on long-term borrowings	3,828	4,977	15,693	15,498

Total interest expense	18,807	26,729	78,919	98,671

NET INTEREST INCOME	21,437	24,655	93,981	93,249
Provision for loan losses	38,169	2,280	65,784	4,193

Net interest income after provision for loan losses	(16,732)	22,375	28,197	89,056

NON-INTEREST INCOME
Service charges on deposit accounts	5,436	5,283	21,078	20,317
Trust income	470	587	2,156	2,391
Debit card income-interchange	1,281	1,284	5,258	4,379
Other service charges and fees	1,142	1,039	5,139	4,662
Securities gains (losses)	(4,309)	(2,718)	(10,571)	(2,277)
Gain (Loss) on sale of other assets	(3)	48	(62)	642
Other	1,742	2,015	6,691	6,957

Total non-interest income	5,759	7,538	29,689	37,071

NON-INTEREST EXPENSE
Salaries and employee benefits	11,442	12,104	48,407	45,881
Occupancy	2,657	2,461	10,379	9,430
Equipment	875	965	3,732	3,443
Professional fees	1,816	1,743	5,741	5,520
Communication and transportation	1,248	1,232	5,064	4,522
Goodwill impairment	74,824	—	122,824	—
Other	6,706	4,866	23,906	18,854

Total non-interest expense	99,568	23,371	220,053	87,650

Income (Loss) before income taxes	(110,541)	6,542	(162,167)	38,477
Income taxes expense (benefit)	(28,919)	727	(51,292)	7,767

NET INCOME (LOSS)	$(81,622)	$5,815	$(110,875)	$30,710

Earnings (Loss) per share:
Basic	$(3.97)	$0.28	$(5.39)	$1.55
Diluted	(3.97)	0.28	(5.39)	1.55

Weighted average shares outstanding:
Basic	20,569	20,535	20,557	19,778
Diluted	20,569	20,542	20,557	19,812

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007

EARNINGS DATA
Net Interest Income (tax-equivalent)	$22,111	$24,513	$25,821	$24,268	$25,436
Net Income (Loss)	(81,622)	(33,327)	(899)	4,973	5,815
Basic Earnings Per Share	(3.97)	(1.62)	(0.04)	0.24	0.28
Diluted Earnings Per Share	(3.97)	(1.62)	(0.04)	0.24	0.28
Dividends Declared	0.01	0.01	0.18	0.18	0.18
Book Value	9.87	13.33	15.39	16.03	15.87
Tangible Book Value	9.39	9.22	8.95	9.54	9.35

PERFORMANCE RATIOS
Return on Assets	(9.57)%	(3.93)%	(0.11)%	0.59%	0.69%
Return on Equity	(119.82)	(41.36)	(1.09)	6.01	6.99
Net Interest Margin (tax-equivalent)	2.86	3.22	3.43	3.23	3.42
Tier 1 Risk-Based Capital	7.68	9.05	9.13	9.37	9.34
Total Risk-Based Capital	9.75	11.03	11.13	11.51	11.52
Tangible Equity to Tangible Assets	5.82	5.85	5.69	6.03	6.01
Efficiency Ratio	75.55	68.49	67.59	67.73	64.20

AT PERIOD END
Assets	$3,357,100	$3,356,842	$3,401,210	$3,400,610	$3,350,126
Interest-Earning Assets	3,087,332	3,026,227	3,019,211	3,013,161	2,986,851
Commercial Loans	1,850,043	1,808,343	1,744,943	1,660,472	1,604,785
Consumer Loans	432,183	431,106	427,952	419,577	423,481
Mortgage Loans	208,017	221,361	237,102	260,701	283,112
Total Loans	2,490,243	2,460,810	2,409,997	2,340,750	2,311,378
Deposits	2,340,192	2,385,794	2,323,648	2,308,123	2,340,137
Low Cost Deposits (1)	884,406	834,853	868,402	851,786	782,479
Interest-Bearing Liabilities	2,832,083	2,773,566	2,749,603	2,739,957	2,723,560
Shareholders’ Equity	204,791	276,588	319,464	331,150	327,804
Unrealized Gains (Losses) on Market Securities (FASB 115)	(8,509)	(17,515)	(7,737)	(334)	(3,600)

AVERAGE BALANCES
Assets	$3,393,237	$3,377,261	$3,371,944	$3,373,865	$3,320,443
Interest-Earning Assets (2)	3,087,179	3,038,943	3,022,425	3,017,241	2,964,101
Commercial Loans	1,836,979	1,776,275	1,704,492	1,640,194	1,576,840
Consumer Loans	432,380	429,042	422,804	420,365	423,197
Mortgage Loans	215,343	228,747	250,449	272,500	295,186
Total Loans	2,484,702	2,434,064	2,377,745	2,333,059	2,295,223
Deposits	2,410,344	2,345,027	2,307,609	2,328,697	2,375,759
Low Cost Deposits (1)	858,521	850,095	850,448	808,935	780,531
Interest-Bearing Liabilities	2,806,089	2,746,792	2,728,433	2,734,006	2,683,304
Shareholders’ Equity	270,998	320,522	330,587	333,085	330,136
Basic Shares	20,569	20,567	20,554	20,537	20,535
Diluted Shares	20,569	20,567	20,554	20,544	20,542

(1)	Defined as interest checking, demand deposit and savings accounts.

(2)	Includes securities available for sale and held for trading at amortized cost.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007

ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans	$150,002	$79,672	$50,162	$27,517	$18,549
Loans 90+ Days Past Due	897	5,514	312	2,544	4,118

Non-Performing Loans	150,899	85,186	50,474	30,061	22,667
Other Real Estate Owned	19,396	7,252	5,940	3,267	2,923

Non-Performing Assets	$170,295	$92,438	$56,414	$33,328	$25,590

Allowance for Loan Losses:
Beginning Balance	$41,766	$31,780	$28,590	$27,261	$26,401
Provision for Loan Losses	38,169	17,978	6,003	3,634	2,280
Recoveries	377	464	315	448	236
Loans Charged Off	(15,875)	(8,456)	(3,128)	(2,753)	(1,656)

Ending Balance	$64,437	$41,766	$31,780	$28,590	$27,261

Ratios:
Allowance for Loan Losses to Loans	2.59%	1.70%	1.32%	1.22%	1.18%
Allowance for Loan Losses to Average Loans	2.59	1.72	1.34	1.23	1.19
Allowance to Non-performing Loans	42.70	49.03	62.96	95.11	120.27
Non-performing Loans to Loans	6.06	3.46	2.09	1.28	0.98
Non-performing Assets to Loans and Other Real Estate Owned	6.79	3.75	2.34	1.42	1.11
Net Charge-Off Ratio	2.48	1.31	0.48	0.40	0.25

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	5.28%	5.70%	5.99%	6.61%	7.41%
Securities	5.21	5.12	5.01	5.28	5.34
Regulatory Stock	1.42	5.27	5.61	5.15	4.73
Other Earning Assets	5.74	3.25	3.89	4.93	5.59

Total Earning Assets	5.28	5.63	5.84	6.37	7.00

Cost of Funds
Interest Bearing Deposits	2.53	2.49	2.56	3.21	3.63
Other Interest Bearing Liabilities	3.04	3.18	2.95	4.19	5.06
Total Interest Bearing Liabilities	2.67	2.67	2.67	3.47	3.95

Total Interest Expense to Earning Assets	2.42	2.41	2.41	3.14	3.58

Net Interest Margin	2.86%	3.22%	3.43%	3.23%	3.42%